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                                                                  EXHIBIT 5.1

[ERNST & YOUNG]

                        CONSENT OF INDEPENDENT CHARTERED
                                  ACCOUNTANTS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form F-10, and related prospectus of NOVA Chemicals Corporation (the "Corporation") relating to the registration of up to U.S. $400,000,000 Debt Securities of the Corporation filed with the United States Securities and Exchange Commission on or about February 23, 2004 and to the incorporation by reference therein of our report dated March 4, 2003 with respect to the consolidated financial statements of the Corporation included in its Annual Report to Shareholders (Form 40-F) for the year ended December 31, 2002, filed with the United States Securities and Exchange Commission.

                                                       /s/ Ernst & Young LLP
CALGARY, CANADA                                        ---------------------
February 23, 2004                                      Chartered Accountants